SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

The J. M. Smucker Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OWNERSHIP OF COMMON SHARES
PROPOSAL TO APPROVE NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ANNUAL REPORT
2002 SHAREHOLDER PROPOSALS
OTHER MATTERS
VOTING RIGHTS OF COMMON SHARES
CONFIRMATION OF BENEFICIAL OWNERSHIP
AUDIT COMMITTEE CHARTER
NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

Notice of

2001 Annual Meeting
of Shareholders and
Proxy Statement

[SMUCKER’S LOGO]

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE

ORRVILLE, OHIO 44667-0280

Dear Shareholder:

      You are cordially invited to attend The J. M. Smucker Company’s Annual Meeting of Shareholders at 11:00 a.m., eastern daylight time, on Tuesday, August 14, 2001, in Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio. A map showing the location of Fisher Auditorium is on the back cover. A notice of the annual meeting and the proxy statement follow.

      If you are a record holder of common shares, you also will find enclosed a proxy card and an envelope in which to return it. Whether or not you plan to attend the meeting, please sign, date, and return the proxy card at your earliest convenience. For more information concerning voting by proxy, please see the sections of the proxy statement entitled “Voting Rights of Common Shares” and “Confirmation of Beneficial Ownership.”

      PLEASE NOTE THAT ADMISSION TO THE MEETING WILL BE BY ADMISSION CARD ONLY. If you plan to attend the meeting, you may obtain an admission card as follows:

1.	If you are a record holder of common shares, please mark the appropriate box on the enclosed proxy card so that we can mail an admission card to you in advance of the meeting.

2.	If you are not a record holder, but instead hold common shares in the name of your broker, bank, or other nominee, please write to the corporate secretary to request an admission card and furnish proof of shareholder status, such as a bank or brokerage firm account statement.

Sincerely,

/s/ Tim Smucker	/s/ Richard K. Smucker
Chairman and	President and
Co-Chief Executive Officer	Co-Chief Executive Officer

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE

ORRVILLE, OHIO 44667-0280

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       The 2001 Annual Meeting of Shareholders of The J. M. Smucker Company will be held at 11:00 a.m., eastern daylight time, on Tuesday, August 14, 2001, in Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio, for the following purposes:

(1) to elect directors to the class whose term of office will expire in 2004;

(2) to approve the Nonemployee Director Stock Option Plan;

(3) to ratify the appointment of Ernst & Young LLP as our independent auditors for the 2002 fiscal year; and

(4) to consider any other matter that may properly come before the meeting.

      Please note that admission to the meeting will be by admission card only. If you plan to attend the meeting, you may obtain an admission card as follows:

•	If you are a record holder of common shares, mark the appropriate box on the enclosed proxy card so that we can mail an admission card to you in advance of the meeting.

•	If you are not a record holder, but instead hold common shares in the name of your broker, bank, or other nominee, write to the corporate secretary at Strawberry Lane, Orrville, Ohio 44667-0280, to request an admission card. Please remember to furnish proof of shareholder status, such as a bank or brokerage firm account statement.

      All shareholders with admission cards are cordially invited to attend the meeting, although only those shareholders of record at the close of business on June 15, 2001, are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

STEVEN J. ELLCESSOR
Vice President-Finance and Administration,
Secretary, and General Counsel

Orrville, Ohio, July 10, 2001

Your vote is important. Please return your signed and

dated proxy card at your earliest convenience.
You can find instructions for voting on the enclosed proxy card.

GENERAL INFORMATION

Record Date; Voting Information

      Smucker’s board of directors has fixed the close of business on June 15, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting of shareholders to be held on August 14, 2001. As of the record date, Smucker had outstanding and entitled to vote at the meeting 24,418,781 common shares.

      Our amended articles of incorporation provide generally that each common share may entitle the holder to ten votes on each matter to be considered at the meeting. If, though, there has been a change in beneficial ownership of a common share during the four years immediately preceding the record date, the current owner of that share will be entitled to only one vote with respect to that share until four years pass without a change in beneficial ownership of the share.

      Common shares that formerly were Class B common shares prior to the combination of the Class A and Class B common shares on August 28, 2000, are an exception to these general voting provisions. Holders of these formerly Class B common shares are currently entitled to one vote per share. They will become entitled to ten votes per share once the former Class B common shares have been held without a change in beneficial ownership for a period of at least four years from and after August 28, 2000.

      Based on the information with respect to beneficial ownership we possess on the date of this document, the holders of between 4,232,120 and 11,740,988 common shares will be entitled to exercise ten votes per share at the meeting, and the holders of the remainder of the outstanding common shares will be entitled to exercise one vote per share. The actual voting power of each holder of common shares will be based on information we possess at the time of the annual meeting. For a more detailed explanation of the voting rights of the common shares, see “Voting Rights of Common Shares” beginning on page 19.

      At the annual meeting, the inspector of elections will tabulate the results of shareholder voting. The presence in person or by proxy at the annual meeting of the holders of shares entitled to exercise at least a majority of the outstanding voting power of the common shares, giving effect to ten-vote shares, constitutes a quorum for the annual meeting. Properly signed proxies that are marked “abstain” are known as “abstentions”. Properly signed proxies that are held in “street name” by brokers and not voted on one or more of the items before the annual meeting but are otherwise voted on at least one item, are known as “broker non-votes”. Abstentions and broker non-votes will be counted for the purposes of determining whether a quorum has been achieved at the annual meeting.

      In the election of directors, the three candidates receiving the greatest number of votes will be elected. Votes withheld in respect of any candidate in the election of directors will have no impact on the election. The affirmative vote of the holders of at least a majority of the votes cast at the meeting is required to approve the Nonemployee Director Stock Option Plan and to ratify the appointment of the independent auditors; only affirmative and negative votes will be counted, and abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy; Revocation of Proxies

      If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, if you are a record holder, you may revoke your proxy in any of the following ways:

•	sending a written notice to the corporate secretary of Smucker that is received prior to the annual meeting and states that you are revoking your proxy;

•	signing a new, later dated proxy card that is received by our proxy solicitor prior to the annual meeting; or

•	obtaining an admission card, attending the annual meeting, and voting in person.

If your broker holds your shares, you must contact your broker in order to revoke your proxy. Your presence at the annual meeting will not, in and of itself, revoke your proxy. You must take affirmative action in order to revoke your proxy.

Cumulative Voting

      Under Ohio law, all of the common shares may be voted cumulatively in the election of directors if a shareholder of record wishing to exercise cumulative voting rights provides written notice to our president or our secretary not less than 48 hours before the time of the meeting. The notice must state that the shareholder desires that the voting at the election be cumulative. Also, an announcement of the giving of the notice must be made when the meeting is convened by the chairman or the secretary or by or on behalf of the shareholder giving the notice. Under cumulative voting, the number of votes to which each shareholder otherwise is entitled is multiplied by the number of directors to be elected, and the shareholder then may cast that aggregate number of votes all for one candidate, or may spread them out among the candidates as the shareholder deems appropriate.

      We intend to vote all proxies we solicit whether or not there is cumulative voting at the meeting. In the event that there is cumulative voting, unless a shareholder provides contrary instructions on his or her proxy, all votes represented by proxies will be divided evenly among the nominees named in this document, unless it appears that voting in that way would not be effective to elect all of those nominees. In that case, the votes represented by proxies will be cast at the discretion of the board of directors so as to maximize the number of nominees elected.

Proxy Solicitation Information

      We are furnishing this document to you in connection with the solicitation by our board of directors of the enclosed form of proxy for our August 14, 2001, annual meeting. In addition to solicitation by mail, we may solicit proxies in person, by telephone, telecopy, or e-mail. Also, we have engaged a professional proxy solicitation firm, Georgeson Shareholder Communications Inc., to assist us in soliciting proxies. Smucker will pay to Georgeson Shareholder Communications Inc. a fee of $7,500, plus expenses, for its services and will bear all costs of the proxy solicitation.

ELECTION OF DIRECTORS

(Item 1 on Proxy)

      Unless instructed otherwise, the proxy holders intend to vote for the election of Kathryn W. Dindo, Richard K. Smucker, and William H. Steinbrink, as directors, each for a term of three years. These individuals comprise the class of directors whose terms of office expire this year and who are standing for reelection.

      In the event of the death or inability to act of any of the candidates for directors, the proxy to that extent will be voted for such other person or persons as the board of directors may recommend. Smucker’s management has no reason to believe that the persons listed as candidates for directors will be unable to serve.

      The members of the board of directors, including those who are nominees for election, with information as to each of them based on data furnished to Smucker by these persons as of June 30, 2001, are as follows:

[VINCENT C. BYRD PHOTO]	VINCENT C. BYRD	Mr. Byrd, 46, has been a director since April 1999. He has been vice president and general manager, consumer market of Smucker since January 1995. Mr. Byrd also is a director of Spangler Candy Company, a manufacturer of confectionery products. His term will expire in 2002.

[KATHRYN W. DINDO PHOTO]	KATHRYN W. DINDO	Ms. Dindo, 52, has been a director since February 1996. She has been vice president of FirstEnergy Corp., a utility holding company, since 1998. Prior to that time, she was vice president and controller of Caliber System, Inc., a subsidiary of FDX Corporation, a transportation services company, since January 1996. Ms. Dindo is chair of the audit committee. Her proposed term would expire in 2004.

[FRED A. DUNCAN PHOTO]	FRED A. DUNCAN	Mr. Duncan, 55, has been a director since April 1999. He has been vice president and general manager, industrial market of Smucker since February 1995. Mr. Duncan also is a director of Bush Brothers and Company and Rocco, Inc., both of which are food processing and manufacturing companies. His term will expire in 2003.

[ELIZABETH VALK LONG PHOTO]	ELIZABETH VALK LONG	Ms. Long, 51, has been a director since May 1997. She has been executive vice president of Time Inc., a subsidiary of AOL Time Warner, a media and entertainment company, since May 1995. She is also a director of Wachovia Corporation, a bank holding company, and Steelcase Corporation, a furniture and office systems manufacturer. Ms. Long is a member of the audit committee. Her term will expire in 2002.

[RUSSELL G. MAWBY PHOTO]	RUSSELL G. MAWBY	Dr. Mawby, 73, has been a director since 1983. He was chairman and chief executive officer of the W.K. Kellogg Foundation, Battle Creek, Michigan, until his retirement in 1995 and is now chairman emeritus. Dr. Mawby is chairman of the nominating committee and a member of the executive compensation committee. His term expires this year.

[CHARLES S. MECHEM, JR. PHOTO]	CHARLES S. MECHEM, JR.	Mr. Mechem, 70, has been a director since 1982. He retired as chairman of Convergys Corporation, a provider of customer management products and services, in 2000, a post he was elected to in 1999. Prior to that he was chairman of Cincinnati Bell Inc., a telecommunications services holding company, since April 1996. He has also been a consultant with Arnold Palmer Enterprises since March 1996. He retired in December 1995 as commissioner of the Ladies Professional Golf Association and is now commissioner emeritus of that organization. He also is a director of the Ladies Professional Golf Association, Royal Precision, Inc., a manufacturer of steel golf shafts, Molecular Circuitry, Inc., a science-based biotech company, and Myers Y. Cooper, a commercial real estate broker. Mr. Mechem is chairman of the executive compensation committee and a member of the nominating committee. His term will expire in 2003.
[RICHARD K. SMUCKER PHOTO]	RICHARD K. SMUCKER	Mr. Smucker, 53, has been a director since 1975. He is the president and co-chief executive officer of Smucker. Mr. Smucker also is a director of Wm. Wrigley Jr. Company, a manufacturer of confectionery, primarily chewing gum products, The Sherwin-Williams Company, a manufacturer of coatings and related products, and International Multifoods Corporation, a manufacturer and marketer of food products and a food service distribution company. Mr. Smucker is the brother of Tim Smucker. His proposed term would expire in 2004.
[TIMOTHY P. SMUCKER PHOTO]	TIMOTHY P. SMUCKER	Mr. Smucker, 57, has been a director since 1973. He is the chairman and co-chief executive officer of Smucker. Mr. Smucker also is a director of Huntington BancShares Incorporated, a bank holding company, Dreyer’s Grand Ice Cream Inc., a manufacturer and distributor of premium ice cream products, and The Earthgrains Company, a manufacturer of bread and bakery products. He is a member of the nominating committee. Mr. Smucker is the brother of Richard Smucker. His term will expire in 2003.

[WILLIAM H. STEINBRINK PHOTO]	WILLIAM H. STEINBRINK	Mr. Steinbrink, 58, has been a director since 1994. He is the former president and chief executive officer of CSM Industries, Inc., a manufacturer of specialty metals, a position he held between November 1996 and November 2000. Prior to that time, he was president and chief executive officer of Laurel Industries, Inc., a manufacturer of specialty chemicals. Mr. Steinbrink is a member of the executive compensation committee. His proposed term would expire in 2004.

[WILLIAM WRIGLEY, JR. PHOTO]	WILLIAM WRIGLEY, JR.	Mr. Wrigley, 37, has been a director since 1992. From 1991 to 1999 he was vice president, and from 1999 he has been president and chief executive officer, of Wm. Wrigley Jr. Company, a manufacturer of confectionery, primarily chewing gum products. Mr. Wrigley also is a director of Wm. Wrigley Jr. Company as well as a trustee of Northwestern University. Mr. Wrigley is a member of the audit committee. His term will expire in 2002.

      The board of directors recommends a vote FOR each of the nominees for election to the board of directors.

Director Compensation

      Directors of Smucker who are not also employees are compensated for services as a director on the basis of $24,000 per year, plus $1,000 per year ($3,000 per year for the chairman) for each committee on which the director serves. Nonemployee directors may elect to receive all or 50% of their annual retainer and committee fees in the form of units under Smucker’s Nonemployee Director Stock Plan. All units, together with dividends credited thereon, are paid out in the form of common shares upon termination of service as a director.

      If approved by the shareholders of Smucker, the board of directors will implement a Nonemployee Director Stock Option Plan. The plan is designed to provide additional compensation for nonemployee directors of Smucker and to attract and retain candidates of the highest quality to serve on the board. It provides for an annual grant of 1,500 stock options to each eligible nonemployee director. The options granted under this plan will fully vest six months after the date of grant and will have a term of ten years. If approved by the shareholders of Smucker, the initial grant of options will be made on September 1, 2001. See “Proposal to Approve Nonemployee Director Stock Option Plan” beginning on page 16.

Meetings and Committee Reports

      During the 2001 fiscal year there were six meetings of the Smucker’s board of directors. All directors attended at least 75% of the total number of board and committee meetings for which they were eligible. The board of directors has a nominating committee, an audit committee, and an executive compensation committee.

      Nominating Committee. The nominating committee met once during the 2001 fiscal year. This committee is responsible for recommending to the board of directors nominees for election as directors and for considering suggestions forwarded by shareholders to the secretary of Smucker concerning qualified candidates for election as directors.

      Audit Committee. The audit committee met three times during the 2001 fiscal year. The principal functions of this committee include: reviewing with the independent auditors of Smucker the scope and thoroughness of the auditors’ examination and considering recommendations of the independent auditors; recommending to the board of directors the appointment of independent auditors for the year; and reviewing the sufficiency of Smucker’s system of internal controls with the financial officers, the independent auditors, and, to the extent the committee deemed necessary, legal counsel.

      Executive Compensation Committee. The executive compensation committee met three times during the 2001 fiscal year. The principal functions of this committee include: fixing the compensation of executives of Smucker; administering Smucker’s restricted stock bonus and stock option programs; and, considering employee benefit programs generally.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

      The audit committee of the board of directors serves as the primary communication link between the board of directors as the representative of the shareholders, on the one hand, and Smucker’s independent and internal auditors, on the other hand. Management has the primary responsibility for financial statements and the reporting process including the systems of internal control. The committee operates under a written charter adopted by the board of directors that is included in this proxy statement as Appendix A.

      In fulfilling its responsibilities, the committee reviewed with management the audited financial statements and related financial statement disclosures to be included in Smucker’s Annual Report on Form 10-K. Also, the committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of Smucker’s accounting principles. The committee’s review with the independent auditors also included a discussion of other matters required under generally accepted accounting standards, including those matters required by the Statement on Auditing Standards No. 61.

      The committee has received the written disclosures from the independent auditors required by the Independence Standards Board Statement No. 1 and has discussed those disclosures with the independent auditors. The committee has considered the compatibility of nonaudit services with the auditors’ independence.

      The committee has discussed with Smucker’s internal and independent auditors the overall scope and plans for their respective audits. The committee met with the internal and independent auditors to discuss the results of the auditors’ examinations, their evaluation of Smucker’s internal controls, and the overall quality of Smucker’s financial reporting.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in Smucker’s Annual Report on Form 10-K for the year ended April 30, 2001. The committee recommended to the board of directors, subject to shareholder approval, the appointment of Ernst & Young LLP, as Smucker’s independent auditors for the 2002 fiscal year.

AUDIT COMMITTEE

Kathryn W. Dindo, Chair
Elizabeth Valk Long
William Wrigley, Jr.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

      The executive compensation committee of the board of directors is composed of three independent, nonemployee directors and is responsible for establishing the levels of compensation and benefits for executive officers of Smucker. The committee evaluates Smucker’s performance and the compensation paid to its executive officers on an ongoing basis.

Compensation Philosophy

      The committee believes that an effective executive compensation program must have two parts. First, it should have a cash component that is competitive enough to retain highly qualified executives, while providing performance-based incentives. The committee believes that Smucker’s base salary structure and Management Incentive Plan bonuses combine to meet these requirements.

      The second part of the program is equity-based in order to provide long-term incentives and ensure that management’s long-term interests are aligned with those of other shareholders. The equity-based components of the compensation program are provided by the Restricted Stock Bonus Plan, the 1987 Stock Option Plan, and the 1998 Equity and Performance Incentive Plan.

Salaries

      Base compensation for all salaried positions in Smucker, including executive officers, is determined by reference to individual performance and position within the salary range for the particular job classification. Smucker’s human resources department develops the salary ranges and classifications with assistance from outside consultants who help to ensure that the overall salary structure is competitive. Smucker’s goal with regard to salaries and compensation is to provide a structure that is competitive with other comparably sized manufacturing companies. Over 300 companies are used for comparison purposes, and many of them are included in the Standard & Poor’s Food Group Index (see the total shareholder return graph presented elsewhere in this document). Included in the comparison group are such companies as Campbell Soup Company, General Mills, Inc., Kellogg Company, Mars, Inc., McCormick & Company, Inc., Nestlé USA, Inc, Ralston Purina Company, Sara Lee Corporation, and Wm. Wrigley Jr. Company.

      Generally, Smucker targets its salary ranges at approximately the fiftieth percentile. It then adjusts the ranges to account for the fact that most of the comparison companies are significantly larger than Smucker. Overall, the committee believes that Smucker’s compensation structure rewards its employees appropriately and is sufficiently competitive to retain key employees.

      Although the salary ranges for the executive officers are recommended by the human resources department based on its own research and the advice of outside consultants, those ranges are regularly reviewed by the committee and are subject to its approval, as are any changes to an officer’s salary grade level.

      Management’s salary recommendations for executive officers usually are submitted to the committee for consideration at its April meeting. These recommendations generally are based upon the salary increase guidelines that have been determined by management for all corporate salaries as part of the planning and budgeting process for the coming fiscal year. The average of the salary increases granted to members of the officer group for fiscal year 2001 was 4.4%.

      Tim Smucker, Smucker’s chairman, and Richard Smucker, Smucker’s president, operate jointly as co-chief executive officers. Management submitted no recommendation concerning a salary increase for Tim Smucker or Richard Smucker. The committee determined that each of them should be given an increase of 4% for 2001, equal to the salary increase guideline for Smucker as a whole.

      Factors considered when assessing executive officers’ performance for compensation purposes, including Tim Smucker and Richard Smucker, include, in no particular order, Smucker’s sales and earnings results, market share gains, whether Smucker’s business plan and strategic goals are being met, and individual performance evaluations. None of these factors, however, is necessarily weighed more heavily than any other.

Management Incentive Plan

      Smucker maintains a management incentive program designed to recognize key management members based on their individual performance and their contribution to the achievement of company objectives. A target award is set for each participant based on salary grade level and competitive award levels for similarly situated individuals at comparable manufacturing companies, which are generally the same companies used in establishing base salary ranges. The actual award given, if any, is based on personal performance, Smucker’s performance to its earnings goal for the year and, if the participant is part of a strategic business area, that area’s performance to its profit goal. No awards are given if Smucker does not meet minimum performance standards, and the maximum award a participant may receive is limited to twice the target award.

      After the end of each fiscal year, management presents the committee with a summary and recommendation for management incentive bonuses. The presentation includes:

•	information on Smucker’s performance for the fiscal year just ended (earnings per share for the year with a comparison to the prior year and to Smucker’s plan, and operating margins for the strategic business areas);

•	awards to each individual in the plan in the prior three years;

•	current salary, salary range, and target award information; and

•	a specific recommendation based on all of the foregoing.

The committee then reviews the information and recommendations with management and makes a decision as to which recommendations to accept and whether any should be modified.

      The management incentive awards for Tim Smucker and Richard Smucker each year are made based on the same factors as those used for other members of the Management Incentive Plan. No recommendation is made by management concerning the individual portion of the awards for the chairman or the president; that amount is determined by the committee based on its appraisal of individual performance.

      Smucker’s earnings results for fiscal 2001 failed to reach the profit plan goal but exceeded the prior year results by 3%. The results also met the minimum performance standards necessary to support the giving of awards under the plan. As a result, the portion of the awards based on corporate performance (including those given to Tim and Richard Smucker) were equal in each case to approximately 70% of the participant’s target award. The amount of the incentive awards based on corporate performance is determined by a mathematical calculation, the elements of which are the same for all participants, including Tim and Richard Smucker.

      In addition to the portion of the award based on corporate performance, the total incentive plan award for each participant includes an amount related to individual performance. This individual performance award is based on an assessment of the participant’s individual contributions in helping Smucker to achieve its earnings and other goals. It may be above or below the corporate award portion if the committee feels that to be appropriate in an individual case. In the case of Tim and Richard Smucker, the committee believed that they deserved recognition for their efforts in connection with the Shareholder Value Enhancement Plan implemented during the fiscal year and the resulting improvement in the market value of the Smucker common shares. On that basis, the committee approved an individual performance award for each of them that was slightly greater in amount than their respective corporate awards.

Restricted Stock Bonus Plan

      Smucker’s Restricted Stock Bonus Plan was implemented in 1981 based on the board of directors’ determination that such a plan would help Smucker to attract and retain key senior managers and would give those managers a personal interest in Smucker as a shareholder. The enactment of the 1998 Equity and Performance Incentive Plan permits Smucker to continue making restricted stock awards for those purposes.

      Restricted stock awards generally are considered every two years. The last awards made were with respect to the 1999 fiscal year. The committee, therefore, considered awards with regard to the 2001 fiscal year at its May meeting this year. Smucker’s human resources department, with the assistance of outside compensation consultants, develops award recommendations based upon a competitive formula designed with the consultants. Participants in the plan are grouped by levels of responsibility, and the recommendations made are based on a percentage of the average salary for the group in which the particular participant is placed.

      After determination of the competitive formula recommendations, management reviews those results and prepares a final recommendation, which is presented to the committee along with information on prior awards.

      Because the plan is intended to provide long term incentives to participants, the focus in deciding whether to make awards in particular years and in determining the amount of those awards is based on the progress that Smucker is making in implementing its strategy and achieving its longer term goals. After consideration of this factor and discussions with management, the committee accepted management’s recommendations that awards be made and determined that the size of the awards should be consistent with the competitive formula recommendations.

      Tim and Richard Smucker each received awards of 14,000 shares under the plan this year. That is equal to their respective competitive formula recommendation amounts. Their awards were based on the same factors as all other participants, as discussed in the preceding paragraphs.

Stock Option Plans

      The 1987 Stock Option Plan was enacted for two reasons. It was determined by the board of directors that the ability of Smucker to provide the benefits of such a plan was an important element in ensuring that Smucker’s overall compensation program for its key managers remained competitive. Also, the board believed that the added long-term incentives provided by the plan would be beneficial to both Smucker and its shareholders. The 1998 Equity and Performance Incentive Plan serves these same purposes. Participants in the plans include both executive officers and other key managers.

      Awards under the plans are considered annually and are made by the committee following a review of the recommendations of management. Target grant levels are determined for individual participants based on salary grade level and a determination by Smucker’s human resources department of the prevailing competitive award levels for comparably situated individuals at other comparable manufacturing companies. The companies considered are largely the same as those used in establishing base salary ranges. Individual performance and the performance of Smucker are also considered in establishing each proposed award. Although all of these factors are considered in making an award, no specific weight is assigned to them, and the relative importance of each factor may vary from participant to participant. The committee does not specifically consider the total number of options held by a participant in determining the size of a new award, but information with regard to all previous awards is presented to and reviewed by the committee when awards are made.

      The options awarded to executive officers during fiscal 2001 (including Tim and Richard Smucker) were for amounts equivalent to the prior year’s awards to those participants.

      The committee has considered the potential impact on Smucker’s compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the Internal Revenue Code, which was enacted as part of the Omnibus Budget Reconciliation Act of 1993. The committee believes that stock option awards under Smucker’s 1998 Equity and Performance Incentive Plan qualify under Section 162(m) as deductible compensation, and there were no restricted stock awards as to which restrictions lapsed in fiscal 2001. Therefore, the committee does not believe that Section 162(m) has any impact on Smucker at this time. The committee will, however, review the matter periodically to assess the need for further action.

      The committee believes that Smucker’s compensation plans and practices are sound and well considered. It also believes that the level of compensation provided to the executive officers is appropriately related to both the competitive market and the historic and current performance of Smucker. The committee in the future will continue to focus on these factors and on maintaining a compensation system that will encourage maximization of long-term shareholder value.

EXECUTIVE COMPENSATION COMMITTEE

Charles S. Mechem, Jr., Chairman
Russell G. Mawby
William H. Steinbrink

Summary Compensation Table

      The following table sets forth a summary of the compensation over the past three fiscal years for our chairman and the other four most highly compensated executive officers.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards

				Other	Restricted
				Annual	Stock		All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name & Principal Position	Year	($)	($)	($)	($)(1)	(#)(2)	($)

Timothy P. Smucker	2001	$444,739	$208,760	$—	$348,040	50,000	$7,970	(3)
Chairman and Co-Chief	2000	432,293	118,420	—	0	50,000	7,582
Executive Officer	1999	407,692	208,000	—	331,500	30,000	8,013

Richard K. Smucker	2001	438,000	208,760	—	348,040	50,000	7,970	(3)
President and Co-Chief	2000	423,277	118,420	—	0	50,000	7,570
Executive Officer	1999	400,000	208,000	—	331,500	30,000	7,782

Vincent C. Byrd	2001	195,116	103,800	—	99,440	15,000	7,970	(3)
Vice President and General	2000	178,748	43,640	—	0	15,000	7,397
Manager, Consumer Market	1999	169,442	77,300	—	97,500	10,000	7,979

Fred A. Duncan	2001	190,401	101,640	—	99,440	15,000	7,970	(3)
Vice President and General	2000	183,489	51,500	—	0	15,000	7,405
Manager, Industrial Market	1999	175,577	81,320	—	97,500	10,000	8,058

Steven J. Ellcessor	2001	183,000	68,660	—	99,440	15,000	7,970	(3)
Vice President-Finance and	2000	173,681	43,520	—	0	15,000	7,490
Administration, Secretary,	1999	163,000	63,260	—	97,500	10,000	7,862
and General Counsel

(1)	Smucker’s Restricted Stock Bonus Plan was implemented in 1981 and its 1998 Equity and Performance Incentive Plan was implemented in 1998. Shares awarded under the plan are entitled to dividends at the same rate and on the same terms as unrestricted shares of the same class. The aggregate number and value of restricted shares held by the individuals listed above, valued as of April 30, 2001, are as follows: Timothy P. Smucker, 39,000 shares ($1,020,240); Richard K. Smucker, 39,000 shares ($1,020,240); Vincent C. Byrd, 12,000 shares ($313,920); Fred A. Duncan, 12,000 shares ($313,920); and Steven J. Ellcessor, 12,000 shares ($313,920).

(2)	All options are for common shares. Smucker does not award stock appreciation rights (SARs).

(3)	These amounts represent contributions by Smucker on behalf of the individual indicated under the Smucker 401(k) Savings Plan and the value of allocations during the year under the Smucker Employee Stock Ownership Plan. On behalf of each individual listed above, Smucker contributed $5,100 to the Smucker 401(k) Savings Plan and allocated $2,870 to the Smucker Employee Stock Ownership Plan.

Stock Options

      The following table summarizes options granted during fiscal 2001 to the officers listed in the Summary Compensation Table under the Smucker 1987 Stock Option Plan and/or the 1998 Equity and Performance Incentive Plan.

Option Grants in Last Fiscal Year(1)

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation
	Individual Grants				for Option Term

		% of Total
		Options
		Granted to	Exercise
	Options	Employees in	or Base	Expiration
Name	Granted(#)	Fiscal Year	Price ($/SH)	Date	0%	5%	10%

Timothy P. Smucker	50,000	12.2%	23.62500	10/23/10	$0	$742,900	$1,882,600

Richard K. Smucker	50,000	12.2%	23.62500	10/23/10	0	742,900	1,882,600

Vincent C. Byrd	15,000	3.6%	23.62500	10/23/10	0	222,900	564,800

Fred A. Duncan	15,000	3.6%	23.62500	10/23/10	0	222,900	564,800

Steven J. Ellcessor	15,000	3.6%	23.62500	10/23/10	0	222,900	564,800

(1)	No option granted is transferable except by will or the laws of descent and distribution. Options are exercisable to the extent of one-third of the shares covered by the option after the optionee has been in the continuous employ of Smucker or one of its subsidiaries for one full year from the date of grant, and to the extent of an additional one-third after each of the next two years of continuous employment. Options also become immediately exercisable upon the occurrence of certain events related to a change of control of Smucker.

      Options exercised by the officers listed in the preceding table during the 2001 fiscal year, along with the number of unexercised options held by such officers at fiscal year-end and the value of their unexercised, in-the-money options, are set forth in the following table.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

					Value of
			Number of		Unexercised
			Securities Underlying		In-The-Money
			Unexercised Options		Options
	Acquired		at FY-End(#)		at FY-End($)
	on	Value	Exercisable/		Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable		Unexercisable

Timothy P. Smucker	58,000	$264,750	179,168	93,332	$706,229	$439,141

Richard K. Smucker	58,000	263,250	179,168	93,332	706,229	439,141

Vincent C. Byrd	8,000	44,000	54,668	28,332	289,581	133,330

Fred A. Duncan	8,000	32,250	54,668	28,332	289,581	133,330

Steven J. Ellcessor	13,000	86,428	46,668	28,332	212,457	133,330

Pension Plan

      Under The J. M. Smucker Company Employees’ Retirement Plan, retirement benefits are payable to all eligible employees of Smucker and its subsidiaries, including officers. The present executive officers of Smucker, including those named in the Summary Compensation Table, are also eligible upon retirement to receive a benefit from a nonqualified supplemental retirement plan. The amounts set forth in the pension plan table below assume participation in the supplemental plan and set forth the estimated annual benefit, computed as a straight-life annuity, payable under the retirement plan, as amended, at normal retirement (age 65):

Pension Plan Table

	Years of Service

Remuneration	15	20	25	30	35

$125,000	$28,500	$44,000	$50,500	$50,500	$50,500
150,000	38,000	56,500	64,000	64,000	64,000
175,000	47,000	69,000	78,000	78,000	78,000
200,000	56,500	81,500	91,500	91,500	91,500
225,000	66,000	94,000	105,500	105,500	105,500
250,000	75,500	106,500	119,000	119,000	119,000
300,000	94,000	131,500	146,500	146,500	146,500
400,000	131,500	181,500	201,500	201,500	201,500
450,000	150,500	206,500	229,000	229,000	229,000
500,000	169,000	231,500	256,500	256,500	256,500
650,000	225,500	306,500	339,000	339,000	339,000
800,000	281,500	381,500	421,500	421,500	421,500

      The retirement plan provides a pension based upon years of service with Smucker and upon final average pay (average base compensation [i.e., salary only] for the five highest consecutive years of employment). Benefits under the retirement plan are computed by adding (i) the product of one percent of final average pay up to $30,000 annually times the participant’s years of service with Smucker, plus (ii) the product of three-quarters of one percent of final average pay in excess of $30,000 annually times the participant’s years of service with Smucker. Benefits under the supplemental plan at retirement, based upon years of service (maximum 25 years), are 55 percent of the average total compensation (i.e., all compensation including salary and bonus) for the five highest consecutive years of employment, offset by the benefits derived from the retirement plan and by 100 percent of the social security benefit.

      Messrs. Timothy P. Smucker, Richard K. Smucker, Vincent C. Byrd, Fred A. Duncan, and Steven J. Ellcessor were credited, respectively, with 31, 28, 24, 23, and 15 full years of benefit service at April 30, 2001.

Total Shareholder Return Graph

Comparison of 5 Year Cumulative Total Return*

AMONG THE J. M. SMUCKER COMPANY, THE S&P 500 INDEX,
THE S&P FOODS INDEX AND THE S&P MID-CAP FOODS INDEX

[GRAPH]

	The J. M. Smucker Company	S&P 500	S&P Foods Index
4/96	100	100	100
4/97	85.26	125.13	134.98
4/98	122.45	176.52	178.5
4/99	109.71	215.04	158.6
4/00	84.05	236.82	124.09
4/01	141.51	191.24	167.1

[Additional columns below]

[Continued from above table, first column(s) repeated]

S&P Mid-Cap Foods
4/96	100
4/97	119.55
4/98	150.35
4/99	132.47
4/00	102.62
4/01	133.02

	4/96	4/97	4/98	4/99	4/00	4/01

The J. M. Smucker Company	100	85.26	122.45	109.71	84.05	141.51

S&P 500	100	125.13	176.52	215.04	236.82	191.24

S&P Foods Index	100	134.98	178.50	158.60	124.09	167.10

S&P Mid-Cap Foods Index	100	119.55	150.35	132.47	102.62	133.02

*	$100 invested on 4/30/96 in stock or index — including reinvestment of dividends. Fiscal year ending April 30.

OWNERSHIP OF COMMON SHARES

Security Ownership of Certain Beneficial Owners

      Except for Timothy P. Smucker and Richard K. Smucker, Strawberry Lane, Orrville, Ohio 44667-0280, whose security ownership information is listed in the Security Ownership of Directors and Executive Officers table below, the following are the only persons or groups known to Smucker to be beneficial owners of more than five percent of Smucker’s common shares outstanding as of June 15, 2001:

Name and Address	Amount and Nature of		Percent of Common
of Beneficial Owner	Beneficial Ownership		Shares Outstanding

Ariel Capital Management, Inc.	2,425,640	(1)	9.93%
307 N Michigan Avenue, Suite 500
Chicago, Illinois 60601

Susan Smucker Wagstaff	1,350,869	(2)	5.53%
9933 Holt Road
Carmel, California 93923

Andros S.A.	1,231,400	(3)	5.04%
A wholly owned subsidiary of Andros et Cie
A French corporation
B.P. 1 46131 Biars sur Cere, France

(1)	As reported in a statement on Schedule 13F filed with the Securities and Exchange Commission on May 9, 2001, by Ariel Capital Management, Inc. According to the filing, Ariel Capital Management, Inc. has sole voting and dispositive power with respect to all 2,425,640 common shares.

(2)	As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on July 5, 2001 by Susan Smucker Wagstaff. Of the shares listed, Mrs. Wagstaff, who is the sister of Timothy P. Smucker and Richard K. Smucker, has sole voting and dispositive power over 202,633 common shares and shared voting and dispositive power over 1,148,236 common shares.

(3)	As reported in a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2001, by Andros et Cie. According to the filing, Andros S.A. has sole voting and dispositive power with respect to all 1,231,400 common shares.

Security Ownership of Directors and Executive Officers

      As of June 15, 2001, the following table sets forth the beneficial ownership of Smucker common shares for each director and nominee, each officer listed in the Summary Compensation Table, and all of Smucker’s directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, each individual has sole voting and investment power with respect to the common shares noted. Shares shown as beneficially owned include those that may be held either individually, jointly, or pursuant to a trust arrangement.

	Number of
	Shares	Percent of
	Beneficially	Outstanding
Name	Owned(1)(3)	Shares(4)

Timothy P. Smucker(2)	3,228,343	13.2%

Richard K. Smucker(2)	2,262,694	9.2%

Vincent C. Byrd	79,700	.3%

Kathryn W. Dindo	11,500	*

Fred A. Duncan	109,478	.4%

Steven J. Ellcessor(2)	70,527	.3%

Elizabeth Valk Long	8,042	*

	Number of
	Shares	Percent of
	Beneficially	Outstanding
Name	Owned(1)(3)	Shares(4)

Russell G. Mawby	22,958	*

Charles S. Mechem, Jr.	14,743	*

William H. Steinbrink	15,971	*

William Wrigley, Jr.	13,306	*

20 directors and executive officers as a group(2)	5,415,153	21.47%

*	Less than .1%.

(1)	Includes restricted stock and also includes shares covered by outstanding stock options exercisable within 60 days, as follows: Timothy P. Smucker, 179,168; Richard K. Smucker, 179,168; Vincent C. Byrd, 54,668; Fred A. Duncan, 54,668; Steven J. Ellcessor, 46,668; and all directors and executive officers as a group, 804,857.
(2)	Beneficial ownership of the following shares included in the table is disclaimed by Timothy P. Smucker: 2,022,638 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 213,800 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 71,246 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.
Beneficial ownership of the following shares included in the table is disclaimed by Richard K. Smucker: 1,491,880 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 213,800 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 94,435 common shares with respect to which Richard K. Smucker disclaims voting or investment power.
Beneficial ownership of 604 shares included in the table is disclaimed by Steven J. Ellcessor.
The number of shares beneficially owned by all directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.
(3)	Includes shares held for the benefit of the individual named under the terms of Smucker’s Nonemployee Directors Stock Plan as follows: Kathryn W. Dindo, 9,950; Elizabeth Valk Long, 7,042; Russell G. Mawby, 14,558; Charles S. Mechem, Jr., 11,503; William H. Steinbrink, 13,904; and William Wrigley, Jr., 12,061. The shares indicated are held in trust for the directors named and are voted pursuant to their direction.
(4)	Because under Smucker’s amended articles of incorporation shareholders may be entitled to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others, there may not be a correlation between the percent of outstanding common shares owned and the voting power represented by those shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership on shares not held as of record in the name of individuals. Based on the calculation of total voting power as of the 2000 annual meeting, the common shares shown in the above table as owned by the directors and officers as a group would represent approximately 34% of Smucker’s total voting power. No individual named in the table above would be able to cast votes representing more than one percent of the total voting power except Timothy P. Smucker (23%) and Richard K. Smucker (16%).

The voting power of Timothy P. Smucker and Richard K. Smucker includes some duplication with respect to entities for which they are co-trustees. See footnote 2, above.
The voting power of all directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

      Smucker has entered into agreements with Timothy P. Smucker and Richard K. Smucker and members of their immediate families, including their mother, Mrs. Paul H. Smucker, with Mrs. H. Ray Clark, Timothy P. Smucker’s and Richard K. Smucker’s aunt, and members of her immediate family, and with all executive officers of Smucker relating to the disposition of common shares held by them. These shareholders are the beneficial owners of an aggregate of 7,335,130 common shares, approximately 29% of the class, of which 5,328,633 common shares are included in the above table. Under the agreements, which have no expiration date, Smucker has a purchase option with respect to any proposed transfers of these common shares, except for gifts and bequests to or for the benefit of family members, and sales pursuant to any offer, merger, or similar transaction that is approved or recommended by Smucker’s board of directors.

      The agreements provide that Smucker may assign its purchase rights to Smucker’s ESOP or any of its other employee benefit plans. The agreements reflect the practice followed by Smucker for a number of years of providing for the purchase of common shares at prices at or somewhat below market with the effect of establishing a method for the orderly disposition of blocks of shares that could not otherwise be readily absorbed by the public market. The shares so acquired by Smucker have generally been used for purposes of Smucker employee benefit plans, and shares have also been so acquired directly by the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the U.S. securities laws, Smucker’s directors and executive officers are required to report their initial ownership of common shares and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Due dates for the reports are specified by those laws, and Smucker is required to disclose in this document any failure in the past year to file by the required dates. Based solely on written representations of our directors and executive officers and on copies of the reports that they have filed with the Securities and Exchange Commission, our belief is that all of our directors and executive officers complied with all filing requirements applicable to them with respect to transactions in our equity securities during fiscal 2001, except that due to an error Mr. Richard F. Troyak inadvertently filed a Form 4 late reporting a sale of stock. Upon discovery of the error, Mr. Troyak promptly filed a Form 4 reporting the transaction.

PROPOSAL TO APPROVE

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(Item 2 on Proxy)

General

      The board of directors adopted the Nonemployee Director Stock Option Plan (the “Director Plan”), under which common shares of Smucker may be issued pursuant to the exercise of options granted to nonemployee directors of Smucker. The purpose of the Director Plan is to attract and retain experienced and knowledgeable nonemployee directors and to encourage their continued service on the board.

      The following description is qualified by reference to the complete copy of the Director Plan that is attached to this proxy statement as Appendix B.

Summary of the Director Plan

      Eligibility. Any director who is neither a current nor a retired employee of Smucker and who is serving on the board on the date of grant of each scheduled award will be eligible to participate in the Director Plan. On the date of this proxy statement, Smucker has six directors who are eligible to participate in the Director

Plan. Assuming that all of Smucker’s nominees are reelected to the board of directors, Smucker will have five eligible directors immediately after the 2001 annual meeting of shareholders.

      Director Plan Limits. Pursuant to the Director Plan, the maximum number of common shares subject to options that may be granted under the Director Plan shall be 100,000. This limit is subject to adjustment, as provided in the Director Plan, to prevent dilution or enlargement of the rights of eligible directors as a result of stock splits, stock dividends, recapitalizations, and other similar transactions or events.

      Administration. The Director Plan will be administered by the executive compensation committee of the board of directors, which will generally be authorized to interpret and administer the Director Plan.

      Options. On September 1, 2001, and on each anniversary thereof, each eligible director (including those who are newly elected) will be granted options to purchase 1,500 common shares. The executive compensation committee has the authority under the Director Plan to change the number of shares underlying the options that will be granted to each director.

      Each grant will permit the recipient to purchase common shares from Smucker at a price per share equal to the fair market value of one common share on the date of the grant. Payment to Smucker may be in the form of cash, common shares previously owned by the optionee for more than six months, or a combination thereof. Options become exercisable six months after the date of grant and expire ten years after the date of the grant. The period during which option grants may be made under the Director Plan will terminate on September 1, 2011.

      The fair market value of a common share on June 29, 2001 was $25.96. Fair market value, as calculated for purposes of the Director Plan, is the average of the high and low quoted sales prices for common shares as reported on the New York Stock Exchange.

      Transferability. Without the written consent of Smucker, no right or interest of any participant under the Director Plan is assignable or transferable nor may it be subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment, or other legal process. The rights or interests of a participant shall not be subject to the debts or liabilities of the participant or his or her beneficiary.

      Adjustments. The executive compensation committee may adjust option prices and the number and kind of securities covered by options as may equitably be required to offset the effects on the Director Plan of stock splits or other changes affecting the common shares.

      Amendments. The Director Plan may be terminated or amended by the board of directors. No amendment that has not been approved by shareholders, however, may change the maximum number of common shares that may be issued and sold under the Director Plan or the eligibility of directors to receive options under the Director Plan.

Director Plan Benefits

      The following table reflects the anticipated awards of options during 2001 under the Director Plan, assuming that the Director Plan is approved and that all of Smucker’s director nominees are re-elected.

New Plan Benefits Table

Number of Option Shares

Timothy P. Smucker	0

Richard K. Smucker	0

Vincent C. Byrd	0

Fred A. Duncan	0

Steven J. Ellcessor	0

Executive Group	0

Non executive Director Group(1)	7,500

Non executive Officer Employee Group	0

(1)	Assumes that all Smucker nominees are elected to the board of directors.

Federal Income Tax Consequences

      The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Director Plan based on federal income tax laws in effect on January 1, 2001. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

      Tax Consequences to eligible directors. The options granted under the Director Plan will be non-qualified stock options. In general, an eligible director will not recognize income at the time an option is granted. At the time an option is exercised, the eligible director generally will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. Upon sale of the shares obtained by exercise of the option, appreciation (or depreciation) after the date of exercise will be treated as capital gain (or loss).

      Tax Consequences to Smucker. To the extent that an eligible director recognizes ordinary income upon the exercise of an option, Smucker will be entitled to a corresponding deduction if certain requirements are met. Those requirements include, among other things, that the income (i) meets the test of reasonableness, (ii) is an ordinary and necessary business expense, and (iii) is not an “excess parachute payment” within the meaning of Section 280(g) of the Internal Revenue Code.

Vote Required

      A favorable vote of the majority of votes cast on the matter is necessary for approval of the Director Plan.

The board of directors recommends a vote FOR this proposal.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 3 on Proxy)

      Ernst & Young LLP has been appointed as Smucker’s independent auditors for the fiscal year ending April 30, 2002, subject to ratification by the shareholders. Ernst & Young LLP has served as Smucker’s independent auditors since 1955.

      A representative of Ernst & Young LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to respond to appropriate questions with respect to that firm’s examination of Smucker’s financial statements and records for the fiscal year ended April 30, 2001.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Smucker’s annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in Smucker’s Forms 10-Q for fiscal 2001, were $244,000.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for services rendered to Smucker, other than the services described under “Audit Fees”, above, for fiscal year 2001 were $368,099, including tax compliance and consulting fees of $201,777 and audit related fees of $166,322. Audit related fees generally include fees for statutory audits of the international subsidiaries and audit procedures related to Smucker’s information systems and registration statements filed with the Securities and Exchange Commission. None of these fees were for financial information systems design and implementation.

      In the event of a negative vote on ratification, the selection will be reconsidered.

      The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

ANNUAL REPORT

      The Annual Report of Smucker for the fiscal year ended April 30, 2001, was mailed to each shareholder on or about July 10, 2001.

2002 SHAREHOLDER PROPOSALS

      The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for next year’s annual meeting of shareholders is expected to be March 12, 2002.

OTHER MATTERS

      We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

VOTING RIGHTS OF COMMON SHARES

      Smucker’s current amended articles of incorporation generally provide that each common share entitles the holder thereof to ten votes on each matter to be considered at any meeting of shareholders, except that no holder is entitled to exercise more than one vote on any matter in respect of any common share with respect to which there has been a change in beneficial ownership during the four years immediately preceding the record date for the meeting. Thus, after a person or group of persons having beneficial ownership of specified common shares sells the shares or otherwise transfers their beneficial ownership, the new holder of those shares generally will be entitled to one vote per share until the shares have been held without any further change in beneficial ownership for four years. At the expiration of that four-year period, the shareholder then will become entitled to ten votes per common share, provided that no further changes in beneficial ownership occur and other applicable conditions are satisfied.

      Common shares that formerly were Class B common shares prior to the combination of the former Class A and Class B common shares on August 28, 2000, are an exception to these general voting provisions. Former Class B common shares are currently entitled to one vote per share. They will become entitled to ten votes per share once they have been held without a change in beneficial ownership for a period of at least four years from and after August 28, 2000.

      The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, brokers, nominees, and clearing agencies will be entitled to only one vote per share on common shares held of record in their respective names unless proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership. Thus, shareholders who hold common shares in “street” name or through any of the other indirect methods mentioned above must submit proof of beneficial ownership to Smucker in order to be entitled to exercise ten votes per share. See “Confirmation of Beneficial Ownership.”

      The foregoing is merely a summary of the voting terms of the common shares and should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares as set forth in Smucker’s current amended articles of incorporation. A copy of the pertinent portions of those express terms is provided with this document to “street name” and other indirect holders and is available upon request to any other shareholder.

CONFIRMATION OF BENEFICIAL OWNERSHIP

      To assure that your common shares will be represented at the meeting, please complete, sign, and return the enclosed proxy card(s) in the envelope provided for that purpose, whether or not you expect to attend.

      As indicated on page 1 of this document and under “Voting Rights of Common Shares,” immediately above, the number of votes that each holder of common shares will be entitled to cast at the meeting will depend on how long you have owned the shares and whether your shares formerly were Class A or Class B shares prior to the combination of the two classes on August 28, 2000. Specifically:

•	If you own former Class A common shares that were purchased prior to June 15, 1997, you will be entitled to ten votes for each of those shares, if you provide the secretary of Smucker a written certification as set forth below. You will have only one vote per share, though, for former Class A common shares purchased on or after June 15, 1997.

•	If you own former Class B common shares, you will be entitled to one vote per share.

•	If you own common shares purchased after August 28, 2000, you will be entitled to one vote per share.

      Smucker has developed procedures regarding the proof that will be required for determinations of beneficial ownership. If you own Smucker shares that you acquired before June 15, 1997, you are requested to certify three things, in writing, to the secretary of Smucker:

•	the total number of shares that you beneficially own,

•	of the shares beneficially owned by you, how many have been owned since before June 15, 1997, and

•	of those shares beneficially owned by you since before June 15, 1997, how many were formerly Class A shares and how many were formerly Class B shares.

      The secretary of Smucker must receive such written certification from you by no later than five business days prior to the annual meeting. If it is not received by that time, all shares held by the beneficial owner will be entitled to only one vote per share.

      The secretary of Smucker reserves the right, in his sole discretion, to require such additional evidence as may be necessary to confirm to Smucker that there has been no change in beneficial ownership during the four years preceding the record date.

Appendix A

AUDIT COMMITTEE CHARTER

      The Audit Committee serves as the primary communication link between the Board of Directors as the representative of the shareholders, on the one hand, and the Company’s independent and internal auditors, on the other hand. It is responsible for providing effective oversight of the financial reporting process and the Company’s financial internal controls.

      The Audit Committee shall have the following specific responsibilities:

1.	recommend to the Board of Directors the selection of the Company’s independent auditors and review the services performed by them;

2.	approve the scope of the annual audit plan and the associated fee schedule of the independent auditors;

3.	consult with the independent auditors as necessary each year concerning:

a)	their report of audit or proposed report of audit,

b)	their accompanying management letter, if any, and

c)	their written disclosures regarding the independence of the auditors;

4.	consult with the independent auditors periodically throughout the year, as needed, with either the Committee or its chairman, concerning:

a)	the adequacy of the Company’s internal controls,

b)	the independent auditor’s judgement about the quality of the Company’s accounting principles as applied to its financial reporting, and

c)	any reportable matters identified during the annual audit or interim reviews;

5.	review and approve the mission statement of the Company’s internal auditors, their annual internal audit plan, and summaries of their recommendations;

6.	advise and concur with management on the organization of the internal audit function;

7.	review and approve the Company’s annual financial statements and Annual Report on Form 10-K;

8.	prepare a Report of the Audit Committee to be included in the annual proxy statement, verifying that the annual financial statements have been reviewed by the Committee with management and the independent auditors; and

9.	review and update the Audit Committee Charter annually.

      The Audit Committee shall meet at least three times each year and shall report to the full Board with respect to its meetings. The date and primary purpose for each of the regular meetings of the Committee will be determined by the Committee from time to time.

      The Audit Committee shall be comprised of no fewer than three directors. All members of the Committee shall be independent of the Company’s management and shall be free from any relationship that, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment as a committee member. All committee members shall have or develop the requisite financial capability to assist the committee in meeting its responsibilities. At least one member must have accounting or financial management expertise.

      The Audit Committee shall have access to such resources of the Company as may be necessary for it to fulfill its responsibilities. The independent auditor is ultimately accountable to the Board and the Audit Committee. The Committee shall have both the right and the obligation to consult with the Company’s independent auditors and its internal auditors outside the presence of management at such times and in such circumstances as the members of the committee shall deem necessary.

A-1

Appendix B

The J. M. Smucker Company

Nonemployee Director Stock Option Plan

Article 1.  Establishment, Purpose, and Duration

      1.1  Establishment of the Plan. The J. M. Smucker Company hereby establishes a stock option plan to be known as the “The J. M. Smucker Company Nonemployee Director Stock Option Plan” (the “Plan”), as set forth in this document. The Plan provides for the grant of stock options by the Company to the Nonemployee Directors, subject to the terms and provisions set forth herein.

      Upon approval by the Board of Directors of the Company and approval by the shareholders of the Company, the Plan shall become effective as of September 1, 2001 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 herein.

      1.2  Purpose of the Plan. The purpose of the Plan is to provide compensation to the Nonemployee Directors in an effort to attract and retain Nonemployee Directors of outstanding competence.

      1.3  Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 4.9. However, in no event may an award be granted under the Plan on or after September 1, 2011. The maximum number of Shares subject to Options granted under the Plan shall be 100,000 (as adjusted pursuant to Section 4.7), which Shares may be original issue shares or may be treasury shares.

Article 2.  Definitions

      Whenever used in the Plan, the following terms shall have the meanings set forth below when the initial letter of the word is capitalized:

      “Board” or “Board of Directors” means the Board of Directors of the Company.

      “Committee” means the Executive Compensation Committee of the Board of Directors of the Company.

      “Company” means The J. M. Smucker Company, an Ohio corporation, together with any and all subsidiaries, and any successor thereto.

      “Date of Grant” means September 1 of each year.

      “Director” means any individual who is a member of the Board of Directors of the Company.

      “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3).

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      “Fair Market Value” shall mean the average of the high and low quoted sales prices for Shares on the date of grant as reported on the New York Stock Exchange composite price index (or other similar source), or if there were no sales on such date, the average of the high and low quoted sales prices on the nearest day before and the nearest day after the Effective Date.

      “Nonemployee Director” means any individual who is a member of the Board of Directors of the Company, but who is neither a current nor a retired employee of the Company.

      “Option” means, individually or collectively, an award to purchase Shares under this Plan.

      “Share” or “Shares” means the Common Shares of the Company, no par value, or such other securities as may have been substituted for such Shares pursuant to any adjustment under Section 4.7 of the Plan.

Article 3.  Administration

      3.1  The Executive Compensation Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth in the Plan.

      3.2  Administration by the Committee. The Committee shall have the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions.

      3.3  Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan, and all related orders or resolutions of the Committee, shall be final, conclusive, and binding on all persons, including the Company, its shareholders, and Nonemployee Directors, and their estates and beneficiaries.

Article 4.  Terms of Options

      4.1  Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each scheduled Award under the Plan.

      4.2  Grants of Stock Options to Nonemployee Directors. Except as otherwise determined by the Committee, on the Date of Grant and on the annual anniversary of the Date of Grant and for 10 years thereafter, each eligible Nonemployee Director shall receive Options for the purchase of 1,500 Shares.

      4.3  Vesting of Stock Options. A Nonemployee Director’s Options shall be vested 100 percent six months from the Date of Grant if he/she has served continuously as a Nonemployee Director until such date.

      4.4  Duration of Options. No Option shall run for more than 10 years from the date granted. Unless otherwise determined by the Committee, no Option shall be transferable by the Nonemployee Director otherwise than by will or the laws of descent and distribution. Options shall be exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

      4.5  Price of Options. The Option price shall be equal to the Fair Market Value of the Shares covered by the Option on the date the Option is granted. The Option price shall be payable (i) in cash or by check acceptable to the Company, (ii) at the discretion of the Committee, by the transfer to the Company by the optionee of Common Shares owned by the optionee for at least six months and having a value at the time of exercise equal to the total Option price, or (iii) by a combination of such methods of payment.

      4.6  Acceleration of Options. If the Nonemployee Director should die or become permanently and totally disabled (as determined by the Committee) while acting as a Director, any Option granted pursuant to this Plan shall, notwithstanding the provisions of Section 4.3, immediately become exercisable in full. To the extent exercisable, the Options may be exercised in whole or in part from time to time.

      The Options shall become immediately exercisable in full upon the happening of any of the following events: (i) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company), (ii) the occurrence of or the signing of any agreement for a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), or majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code) involving the Company and as a result of which the holders of shares of the Company prior to the transaction become, or will become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation as entitle them to exercise less than one-third of the voting power of such corporation in the election of directors, (iii) the signing of any agreement for the sale of all or substantially all of the assets of the Company, (iv) adoption of any resolution of reorganization or dissolution of the Company by the shareholders, (v) the occurrence of any other event or series of events, which, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of the Company, (vi) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company’s shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period), or (vii) the acquisition by any person (including a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange

Act”)) other than the Company (or any of its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding voting securities, unless such acquisition is approved by the vote of at least two-thirds of the Directors of the Company then in office. If any such tender offer, merger, consolidation, combination, majority share acquisition sale, reorganization, liquidation, acquisition, or other event or series of events mentioned in the immediately preceding sentence shall be abandoned, the Board of Directors may by notice to the Director nullify the effect of the preceding sentence and reinstate the provisions of Section 4.3, but without prejudice to any exercise of Options that may have occurred prior to such nullification.

      4.7  Adjustment to Options. The Committee may make or provide for such adjustments in the Option price and in the number or kind of Common Shares or other securities covered by outstanding Options as it, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, or (ii) any merger, consolidation, separation, reorganization, partial or complete liquidation, or issuance of rights or warrants to purchase stock, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Specifically, but without limitation, where any transaction or event referred to herein would result in a change in the control of the Company, the Committee, in its discretion, may provide in substitution for unexercised Options then outstanding such alternative Options or other consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all such unexercised Options. The Committee may also make or provide for such adjustments in the number or kind of Common Shares or other securities which may be sold under this Plan as it in its sole discretion exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4.7.

      4.8  Option Agreement. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding Option may with the concurrence of the affected optionee be amended, by the Committee, provided that the terms and conditions of each such Stock Option Agreement and amendment are not inconsistent with this Plan.

      4.9  Termination or Amendment to Stock Option Plan. This Plan may be amended from time to time by the Board of Directors; provided, however, that without further approval by the shareholders of the Company, no such amendment shall (i) increase the aggregate number of Common Shares that may be issued and sold under this Plan (except that adjustments authorized by the last sentence of Section 4.7 shall not be limited by this provision), or (ii) change the designation in Section 4.1 of the class of Directors eligible to receive Options. Additionally, the Company shall submit to a vote of the shareholders any other change that may be required to be submitted to the shareholders by the rules or regulations of the New York Stock Exchange.

      4.10  Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect any Option previously provided under the Plan, without the written consent of the participant holding the Option.

Article 5.  Miscellaneous

      5.1  Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      5.2  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      5.3  Non-alienation of Interest. Except as permitted by this Plan, no right or interest under this Plan of any participant or beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment, or other legal process, or (iii) in any manner liable for or subject to the debts or liabilities of the participant or his or her beneficiary.

      5.4  No Right of Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders.

      5.5  Successors. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      5.6  Requirements of Law. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      5.7  Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal, substantive laws of the State of Ohio.

[Map showing location of Annual Meeting]

THE J. M. SMUCKER COMPANY
THIS PROXY FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

At the Annual Meeting of Shareholders of THE J. M. SMUCKER COMPANY to be held on August 14, 2001, and at any adjournment, TIM SMUCKER, RICHARD SMUCKER, and STEVEN J. ELLCESSOR, and each of them, are hereby authorized to represent me and vote my shares on the following:

1. Election of Directors to the class whose term of office will expire in 2004. The nominees of the Board of Directors are:

01-Kathryn W. Dindo, 02-Richard K. Smucker, and 03-William H. Steinbrink.

2. Approval of the Nonemployee Director Stock Option Plan.

3. Ratification of appointment of auditors.	(change of address and comments)

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(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE— NO POSTAGE NECESSARY	SEE REVERSE SIDE

P
R
O
X
Y

...

DETACH CARD

THE J. M. SMUCKER COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

	For	Withheld	For All
	All	All	Except:		For	Against	Abstain
	[ ]	[ ]	[ ]		[ ]	[ ]	[ ]

1. Election of Directors — (see reverse) For, except vote withheld from the following nominee(s):				2. Proposal to approve the Nonemployee Director Stock Option Plan.
				3. Proposal to ratify appointment of auditors.	[ ]	[ ]	[ ]
The Board of Directors recommends a vote FOR the proposals described in Items 2 and 3.				Will attend meeting/Number attending
				Change of Address/Comments	[ ]

Dated: ______________ , 2001

Signature(s)

NOTE:	Please sign your name as it appears in print and in case of multiple or joint ownership, all should sign.

Unless otherwise specified above, this proxy will be voted: for election as directors of the nominees listed on the reverse, for the proposal described in Item 2, and for the proposal described in Item 3.

...

Control Number	* FOLD AND DETACH HERE *

Please note that admission to the Annual Meeting will be by admission card only.

If you plan to attend the meeting, please mark the indicated box on your Proxy.
Also, if you plan to bring a guest, please so state on your card.
Due to space limitations, no more than two admission cards
per shareholder account will be provided.

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE

QUICK  •  EASY  •  IMMEDIATE  •  AVAILABLE 24 HOURS A DAY  •  7 DAYS A WEEK

The J. M. Smucker Company encourages you to take advantage of this new and convenient way to vote your shares. If voting by proxy, you may vote by mail or, as a new option this year, you may vote by telephone. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone, read the accompanying proxy statement and then follow these steps:

TO VOTE BY TELEPHONE	Call toll free 1-877-587-0760 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Enter the 6-digit Control Number located above.
Option #1: To vote as the Board of Directors recommends on ALL proposals, Press 1. When asked, please confirm your vote by pressing 1.
Option #2: If you choose to vote on each proposal separately, press 0 and follow the recorded instructions.

If you vote by telephone, DO NOT mail back the proxy card.

THANK YOU FOR VOTING!

    PRINTER — PLEASE PRINT SOLID BLUE STRIP ACROSS THE TOP OF THIS CARD

THE J. M. SMUCKER COMPANY
THIS PROXY FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

At the Annual Meeting of Shareholders of THE J. M. SMUCKER COMPANY to be held on August 14, 2001, and at any adjournment, TIM SMUCKER, RICHARD SMUCKER, and STEVEN J. ELLCESSOR, and each of them, are hereby authorized to represent me and vote my shares on the following:

1. Election of Directors to the class whose term of office will expire in 2004. The nominees of the Board of Directors are:

Kathryn W. Dindo, Richard K. Smucker, and William H. Steinbrink.

2. Approval of the Nonemployee Director Stock Option Plan.

3. Ratification of appointment of auditors.	(change of address and comments)

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------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE— NO POSTAGE NECESSARY	SEE REVERSE SIDE

P
R
O
X
Y

...

DETACH CARD

THE J. M. SMUCKER COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

	For	Withheld	For All
	All	All	Except:		For	Against	Abstain
	[ ]	[ ]	[ ]		[ ]	[ ]	[ ]

1. Election of Directors — (see reverse) For, except vote withheld from the following nominee(s):				2. Proposal to approve the Nonemployee Director Stock Option Plan.
				3. Proposal to ratify appointment of auditors.	[ ]	[ ]	[ ]
The Board of Directors recommends a vote FOR the proposals described in Items 2 and 3.	By signing below, the undersigned:
• instructs that this proxy be voted as marked; and
• absent any written certification to the contrary as set forth below, agrees that all common shares represented by this proxy are entitled to only one vote per share.

Change of Address/ Comments	[ ]
Dated: ______________ , 2001

Signature(s)

NOTE:	Please sign your name as it appears in print and in case of multiple or joint ownership, all should sign.

Unless otherwise specified above, this proxy will be voted: for election as directors of the nominees listed on the reverse, for the proposal described in Item 2, and for the proposal described in Item 3.

...

*            FOLD AND DETACH HERE           *

Please note that admission to the Annual Meeting will be by admission card only.

If you plan to attend the meeting, please write to the corporate secretary at Strawberry Lane,
Orrville, Ohio 44667-0280 to request an admission card. If your shares are not held in your name, please furnish proof of shareholder status, such as a bank or brokerage firm account statement. Also, if you plan to bring a guest, please so state in your request for an admission card. Due to space limitations, no more than two admission cards per shareholder account will be provided.

Smucker has developed procedures regarding the proof that will be required for determinations of beneficial ownership. For a more detailed explanation see the enclosed letter to shareholders and
“Confirmation of Beneficial Ownership” beginning on page 19 of the Proxy Statement.

If you own Smucker shares that you acquired before June 15, 1997, you are requested to certify three things, in writing, to the secretary of Smucker:

•	the total number of Smucker shares that you beneficially own,
•	of the shares beneficially owned by you, how many have been owned since before June 15, 1997, and
•	of those shares beneficially owned by you since before June 15, 1997, how many were formerly Class A shares and how many were formerly Class B shares.

IT IS IMPORTANT THAT YOU PREPARE THIS WRITTEN CERTIFICATION AND SEND IT TO THE SECRETARY OF SMUCKER AT THE J.M. SMUCKER COMPANY, ONE STRAWBERRY LANE, ORRVILLE, OHIO 44667-0280.
IF THE SECRETARY DOES NOT RECEIVE A WRITTEN CERTIFICATION FROM YOU BY TUESDAY, AUGUST 7, 2001,
IT WILL BE DEEMED THAT ALL COMMON SHARES REPRESENTED BY YOUR PROXY ARE ENTITLED TO ONLY ONE VOTE PER SHARE FOR ALL THOSE SHARES.

    PRINTER — PLEASE PRINT SOLID GREEN STRIP ACROSS THE TOP OF THIS CARD

To: KeyBank National Association, Trustee (the “Trustee”) under
The J. M. Smucker Employee Stock Ownership Plan (the “Plan”).

I, the undersigned, as a Participant in or a Beneficiary of the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse and the provisions of the Plan, all Common Shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan (“Allocated Shares”) as of the record date of the Annual Meeting of Shareholders of the Company to be held on August 14, 2001. In addition to voting your Allocated Shares you may also use this card to vote unallocated shares held in the ESOP Suspense Account (“Unallocated Shares”) and non-directed shares as determined in accordance with the terms of the Plan (“Non-directed Shares”). For more information concerning voting Unallocated Shares and Non-directed Shares please refer to the reverse side of this card and the enclosed instructions. The Trustee will vote any shares allocated to your account for which timely instructions are not received for you by 12:00 noon August 10, 2001, in accordance with the Plan.

1. Election of Directors to the class whose term of office will expire in 2004. The nominees of the Board of Directors are:

Kathryn W. Dindo, Richard K. Smucker, and William H. Steinbrink

2. Approval of the Nonemployee Director Stock Option Plan.

3. Ratification of appointment of auditors.	(change of address and comments)

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------------------------------------
------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE— NO POSTAGE NECESSARY	SEE REVERSE SIDE

V	I
O	N
T	S
I	T
N	R
G	U
C
T
I
O
N
S
...

DETACH CARD

THE J. M. SMUCKER COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of Directors — (see reverse) For, except vote withheld from the following nominee(s):	For All [ ]	Withheld All [ ]	For All Except [ ]	2. Proposal to approve the Nonemployee Director Stock Option Plan.	For [ ]	Against [ ]	Abstain [ ]

				3. Proposal to ratify appointment of auditors.	[ ]	[ ]	[ ]

Instruction Regarding Non-directed and Unallocated Shares

I wish to vote Non-directed Shares and Unallocated Shares under the Plan in the same way as my Allocated Shares.	[ ]
I do not wish to vote Non-directed Shares or Unallocated Shares.	[ ]
I wish to vote Non-directed Shares or Unallocated Shares differently from my Allocated Shares and will call the Trustee at (216) 689-3565 to request a separate card for that purpose.	[ ]

The Board of Directors recommends a vote FOR the proposals described in Items 2 and 3.

Unless otherwise specified, this proxy will be voted:

•	for election as directors of the nominees listed on the reverse,
•	for the proposal described in Item 2,
•	for the proposal described in Item 3, and
•	for Allocated Shares only.

Change of

Address/Comments          [   ]

Dated:	, 2001

Signature(s)

NOTE:	Please sign your name as it appears in print.

.........................................................................................................................................................
*           FOLD AND DETACH HERE           *

    PRINTER — PLEASE PRINT SOLID RED STRIP ACROSS THE TOP OF THIS CARD

To: KeyBank National Association, Trustee (the “Trustee”) under
The J. M. Smucker Company Orrville Represented Employee Savings Plan (the “Plan”).

I, the undersigned, as a Participant in or a Beneficiary of the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse and the provisions of the Plan, all Common Shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 14, 2001. In addition to voting your Allocated Shares you may also use this card to vote Non-directed Shares as determined in accordance with the terms of the Plan (”Non-directed Shares”). For more information concerning voting Non-directed Shares please refer to the reverse side of this card and the enclosed instructions. The Trustee will vote any shares allocated to your account for which timely instructions are not received from you by 12:00 noon August 10, 2001, in accordance with the Plan.

1. Election of Directors to the class whose term of office will expire in 2004. The nominees of the Board of Directors are:

Kathryn W. Dindo, Richard K. Smucker, and William H. Steinbrink.

2. Approval of the Nonemployee Director Stock Option Plan.

3. Ratification of appointment of auditors.	(change of address and comments)

------------------------------------
------------------------------------
------------------------------------
------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE— NO POSTAGE NECESSARY	SEE REVERSE SIDE

V	I
O	N
T	S
I	T
N	R
G	U
C
T
I
O
N
S

...

DETACH CARD

THE J. M. SMUCKER COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of Directors — (see reverse) For, except vote withheld from the following nominee(s):	For All [ ]	Withheld All [ ]	For All Except: [ ]	2. Proposal to approve the Nonemployee Director Stock Option Plan.	For [ ]	Against [ ]	Abstain [ ]

				3. Proposal to ratify appointment of auditors.	[ ]	[ ]	[ ]

Instruction Regarding Non-directed Shares
I wish to vote Non-directed Shares under the Plan in the same way as my Allocated Shares.	[ ]
I do not wish to vote Non-directed Shares.	[ ]
I wish to vote Non-directed Shares differently from my Allocated Shares and will call the Trustee at (216) 689-3565 to request a separate card for that purpose.	[ ]

The Board of Directors recommends a vote FOR the proposals
described in Items 2 and 3.

Unless otherwise specified, this proxy will be voted:

•	for election as directors of the nominees listed on the reverse,
•	for the proposal described in item 2,
•	for the proposal described in item 3, and
•	for Allocated Shares only.

Change of

Address/Comments        [  ]

Dated:	, 2001

Signature(s)

NOTE:	Please sign your name as it appears in print.

.............................................................................................................................................................................................
*            FOLD AND DETACH HERE           *

    PRINTER — PLEASE PRINT SOLID YELLOW STRIP ACROSS THE TOP OF THIS CARD

To: KeyBank National Association, Trustee (the “Trustee”) under
The J. M. Smucker Employee Savings Plan (the “Plan”).

I, the undersigned, as a Participant in or a Beneficiary of the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse and the provisions of the Plan, all Common Shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 14, 2001. In addition to voting your Allocated Shares you may also use this card to vote non-directed Shares as determined in accordance with the terms of the Plan (”Non-directed Shares”). For more information concerning voting Non-directed Shares please refer to the reverse side of this card and the enclosed instructions. The Trustee will vote any shares allocated to your account for which timely instructions are not received from you by 12:00 noon August 10, 2001, in accordance with the Plan.

1. Election of Directors to the class whose term of office will expire in 2004. The nominees of the Board of Directors are:

Kathryn W. Dindo, Richard K. Smucker, and William H. Steinbrink.

2. Approval of the Nonemployee Director Stock Option Plan.

3. Ratification of appointment of auditors.	(change of address and comments)

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------------------------------------
------------------------------------
------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE— NO POSTAGE NECESSARY	SEE REVERSE SIDE

V	I
O	N
T	S
I	T
N	R
G	U
C
T
I
O
N
S

...

DETACH CARD

THE J. M. SMUCKER COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of Directors — (see reverse) For, except vote withheld from the following nominee(s):	For All [ ]	Withheld All [ ]	For All Except [ ]	2. Proposal to approve the Nonemployee Director Stock Option Plan.	For [ ]	Against [ ]	Abstain [ ]

				3. Proposal to ratify appointment of auditors.	[]	[]	[]
Instruction Regarding Non-directed Shares
I wish to vote Non-directed Shares under the Plan in the same way as my Allocated Shares.	[]
I do not wish to vote Non-directed Shares.	[]
I wish to vote Non-directed Shares differently from my Allocated Shares and will call the Trustee at (216) 689-3565 to request a separate card for that purpose.	[]

The Board of Directors recommends a vote FOR the proposals
described in Items 2 and 3.

Unless otherwise specified, this proxy will be voted:
• for Allocated Shares only.

•	for election as directors of the nominees listed on the reverse,
•	for the proposal described in item 2,
•	for the proposal described in item 3, and

Change of

Address/Comments      [  ]

Dated:	, 2001

Signature(s)

NOTE:	Please sign your name as it appears in print.

.............................................................................................................................................................................................
*            FOLD AND DETACH HERE           *

[SMUCKER’S LOGO]

Dear Shareholder:

      The enclosed proxy card permits you to give instructions as to how to vote your common shares of The J.M. Smucker Company at the annual meeting to be held on August 14, 2001.

      The number of votes to which you will be entitled for each common share will depend on how long you have owned the shares and whether your shares formerly were Class A or Class B shares prior to the combination of the two classes on August 28, 2000. Specifically:

•	If you own former Class A common shares that were purchased prior to June 15, 1997, you will be entitled to ten votes for each of those shares, if you provide the secretary of Smucker a written certification as set forth below. You will have only one vote per share, though, for former Class A common shares purchased on or after June 15, 1997.

•	If you own former Class B common shares, you will be entitled to one vote per share on those shares.

•	If you own common shares purchased after August 28, 2000, you will be entitled to one vote per share on those shares.

      Even though you have former Class A common shares acquired on or after June 15, 1997, you may still be entitled to ten votes per share under certain circumstances. Those circumstances and other aspects of the voting rights of the holders of common shares are governed by the amended articles of incorporation, pertinent portions of which are set forth on the reverse side of this letter.

      We have developed procedures regarding the proof that will be required for determinations of beneficial ownership. If you own Smucker shares that you acquired before June 15, 1997, you are requested to certify three things, in writing, to the secretary of Smucker:

•	the total number of Smucker shares that you beneficially own,

•	of the shares beneficially owned by you, how many have been owned since before June 15, 1997, and

•	of those shares beneficially owned by you since before June 15, 1997, how many were formerly Class A shares and how many were formerly Class B shares.

      It is important that you prepare this written certification and send it to the secretary of Smucker at The J.M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. If the secretary does not receive a written certification from you by Tuesday, August 7, 2001, it will be deemed that all the common shares represented by your proxy are entitled to only one vote per share for all those shares.

      If you have questions, please contact either our corporate secretary’s office or Smucker’s transfer agent, Computershare Investor Services, LLC. Their addresses and telephone numbers are listed in our annual report.

/s/ Tim Smucker
TIM SMUCKER
Chairman and Co-Chief Executive Officer
/s/ Richard K. Smucker
RICHARD K. SMUCKER
President and Co-Chief Executive Officer

Express Terms of Common Shares

     (a)  Each outstanding Common Share shall entitle the holder thereof to ten votes on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action, other than any matter submitted to the shareholders for purposes solely of Article Fifth hereof; except that:

(i) no holder of Common Shares shall be entitled to exercise more than one vote on any such matter in respect of any Common Share with respect to which there has been a change in beneficial ownership during the four years immediately preceding the date on which a determination is made of the shareholders who are entitled to take any such action;

(ii) Common Shares that were issued pursuant to the Agreement of Merger, dated as of July 3, 2000 (the “Merger Agreement”), upon conversion of a Class B Share (as defined in the Merger Agreement) shall not entitle the holder thereof to exercise more than one vote on any such matter until the fourth anniversary of the Effective Time of the Merger (each as defined in the Merger Agreement), and from and after such time only in accordance with clause (i) of this sentence; and

(iii) no holder shall be entitled to exercise more than one vote on any such matter in respect of any Common Share if the aggregate voting power such holder otherwise would be entitled to exercise as of the date of such a determination (disregarding the voting power of any Common Shares held by such holder on August 20, 1985 or acquired by such holder in a transaction not involving any change in beneficial ownership by reason of paragraph (c) of this Division II) would constitute one-fifth or more of the voting power of the Company and the holders of the Common Shares have not authorized the ownership of Common Shares by such person as and to the extent contemplated by Article Seventh hereof.

     (b)  A change in beneficial ownership of an outstanding Common Share shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of such Common Share, (2) investment power, which includes the power to direct the sale or other disposition of such Common Share, (3) the right to receive or retain the proceeds of any sale or other disposition of such Common Share, or (4) the right to receive any distributions, including cash dividends, in respect of such Common Share.

(A) In the absence of proof to the contrary provided in accordance with the procedures referred to in paragraph (d) of this Division II, a change in beneficial ownership shall be deemed to have occurred whenever a Common Share is transferred of record into the name of any other person.

(B) In the case of a Common Share held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures referred to in paragraph (d) of this Division II that there has been no change in the person or persons who direct the exercise of the rights referred to in clauses (b)(1) through (b)(4) of this Division II with respect to such Common Share during the period of four years immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action, then a change in beneficial ownership shall be deemed to have occurred during such period.

(C) In the case of a Common Share held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.

(D) In the case of Common Shares beneficially owned by a person or group of persons who, after acquiring directly or indirectly the beneficial ownership of five percent of the outstanding Common Shares, failed to notify the Company of such ownership, a change in beneficial ownership of such Common Shares shall be deemed to occur on each day while such failure continues.

     (c)  Notwithstanding anything in this Division II to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

(1) any event that occurred prior to August 20, 1985 or pursuant to the terms of any contract (other than a contract for the purchase and sale of Common Shares contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements in existence on such date to which any holder of Common Shares is a party;

(2) any transfer of any interest in a Common Share pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this Article Fourth;

(3) any change in the beneficiary of any trust, or any distribution of a Common Share from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

(4) any appointment of a successor trustee, agent, guardian or custodian with respect to a Common Share if neither such successor has nor its predecessor had the power to vote or to dispose of such Common Share without further instructions from others;

(5) any change in the person to whom dividends or other distributions in respect of a Common Share are to be paid pursuant to the issuance or modification of a revocable dividend payment order; or

(6) any issuance of a Common Share by the Company or any transfer by the Company of a Common Share held in treasury unless otherwise determined by the Board of Directors at the time of authorizing such issuance, or transfer.

     (d)  For purposes of this Division II, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Company or, at any time when a transfer agent is acting with respect to the Common Shares, by such transfer agent on the Company’s behalf. Written procedures designed to facilitate such determinations shall be established by the Company and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Company and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of the Common Shares coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Company nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of the Common Shares.

     (e)  In the event of any stock split or stock dividend with respect to the Common Shares, each Common Share acquired by reason of such split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the Common Share, with respect to which such Common Share was distributed, was acquired.

     (f)  Each Common Share, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other Common Shares in all respects, and together the Common Shares shall constitute a single class of shares of the Company.

July 9, 2001

LETTER TO ALL PARTICIPANTS IN:

THE J. M. SMUCKER COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST,
THE J. M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN, AND/OR
THE J. M. SMUCKER COMPANY ORRVILLE REPRESENTED EMPLOYEE SAVINGS PLAN.

      Enclosed are materials relating to the annual meeting of The J. M. Smucker Company, which will be held on August 14, 2001. You are receiving these materials because you are a participant in one or more of the benefit plans listed above. As a participant in one of the plans, you are also a beneficial owner of common shares of Smucker that are held in the plans. As such, you are entitled to direct KeyBank National Association, the trustee under each of the plans, on how to vote those shares with respect to issues being submitted to the shareholders at Smucker’s annual meeting.

      The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under one or more of the plans. The letter also discusses the right that you have under the plans to provide direction to the trustee on how certain other shares should be voted that are allocated to other participants or which are not yet allocated to anyone. The letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should read this letter and the enclosed materials (including the copy of the proxy statement for the annual meeting) carefully.

      If you are also a direct shareholder of Smucker, you will receive under separate cover another copy (or copies) of the materials relating to the annual meeting. Those materials will contain information on voting any shares you own directly.

HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?

      As a participant in one or more of the plans referenced at the top of this letter, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote the following other plan shares (referred to in this letter as “non-directed shares”):

•	shares allocated to the accounts of other participants who do not themselves provide direction to the trustee on how to vote those shares; and

•	if you are a participant in the Employee Stock Ownership Plan, shares in that plan that have not been allocated to participants.

If you do not direct the trustee how to vote your allocated shares, those shares will be voted by the trustee in accordance with the direction of other participants.

      The trustee will vote shares under a particular plan based upon the direction of participants in the plan who timely return voting instruction cards like the ones that are enclosed. If you are a participant in more than one plan, you should receive voting instruction cards for each plan.

      To direct the trustee how to vote shares allocated to your account under the plan or plans in which you participate, simply mark your choices on the back of the enclosed voting instructions card(s). With respect to non-directed shares, you may, by marking the appropriate oval on the back of the card, direct the trustee either

•	to vote a portion of the non-directed shares under a plan the same way you directed the trustee to vote your allocated shares,

(continued on reverse)

•	not to vote non-directed shares pursuant to your direction because you do not wish to undertake the fiduciary duties described below which arise from that direction, or

•	to vote the non-directed shares differently than your allocated shares, in which case you should also contact the trustee at (216) 689-3565 to obtain another voting instruction card for that purpose.

      If you elect to direct the trustee how to vote your allocated shares and/or the non-directed shares, the enclosed voting instruction card(s) must be returned. The address to which the card(s) must be mailed or delivered is The J. M. Smucker Company, c/o Computershare Investor Services, LLC, P.O. Box 1878, Chicago, Illinois 60690-9312. In order for the trustee to be able to vote the shares at the annual meeting, the deadline for voting instruction cards to be received is 12:00 noon (eastern time), August 10, 2001. A prepaid, addressed envelope is enclosed for you to use in returning the card(s).

      Your decision whether or not to direct the trustee to vote shares in the plans and, if so, the direction that you have given will be treated confidentially by the trustee, which will not disclose it to Smucker or any of its employees, officers, or directors.

VOTING RIGHTS OF SHARES

      Common shares in a benefit plan that formerly were Class A common shares prior to the combination of the Class A and Class B common shares on August 28, 2000, and which were acquired by the plan before June 15, 1997, are entitled to ten votes per share. All other shares in a plan are entitled to one vote per share. Shares are allocated to accounts for recordkeeping purposes only; voting rights of shares are not tracked on an account level. Allocation of one-vote and ten-vote rights, therefore, is done on an aggregate basis based on the proportion of one-vote to ten-vote shares in the plan.

FIDUCIARY STATUS

      Each plan participant is a “named fiduciary” (as defined in Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plans, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plans. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By signing, dating, and returning the enclosed voting instruction card(s), you are accepting your designation under the plans as a named fiduciary. You should therefore exercise your voting rights prudently. You should sign, date, and return the voting instruction card(s) only if you are willing to act as a named fiduciary.

      If you direct the trustee how to vote non-directed shares, you will be a named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan in giving direction on non-directed shares, if you choose to do so.

      All questions and requests for assistance should be directed to shareholder relations at Smucker at (330) 684-3093.